EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT dated as of the 22nd day of April, 2006, between Lam Liang Corp., a Nevada corporation (the "the Company") and Darren R. Stevenson, an individual (the "Employee").

                                   WITNESSETH

      WHEREAS, Employee wishes to serve as President and Chief Executive Officer for the Company and the Company seeks to engage Employee on the terms and conditions set forth below.

      WHEREAS, the Company intends to cause Employee to be appointed to a seat on its Board of Directors.

      WHEREAS, simultaneously herewith Employee is entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") with a shareholder of the Company pursuant to which, among other things, Employee is purchasing 1,000,000 shares of the common stock (the "Restricted Stock"), US$.001 par value (the "Common Stock"), of the Company for a purchase price of US$0.025 per share, or an aggregate purchase price of US$25,000.

      WHEREAS, Company intends to file an Information Statement (the "Information Statement" with the Securities and Exchange Commission (the "SEC") pursuant to which it shall (i) solicit the consent of its shareholders to amend its Articles of Incorporation to change its name to Blacksands Petroleum Inc. and to increase its authorized capitalization to 300,000,000 shares of Common Stock and (ii) announce the resignation of the current directors of the Company and the appointment of Employee and another individual as directors of the Company.

      WHEREAS, within 20 days after clearance of the Information Statement by the SEC the Company intends to declare a 30 for 1 stock split in the form of a dividend (the "Stock Split").

      WHEREAS, simultaneously herewith the Company and Employee are entering into a Stock Option Agreement (the "Option Agreement") pursuant to which Employee is being granted an option to purchase 1,000,000 shares of Common Stock, after giving effect to the Stock Split, under certain circumstances.

      NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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      1. EMPLOYMENT. The Company hereby employs Employee and Employee accepts employment upon the terms and conditions of this Agreement. Employee shall devote Employee's full business time to Employee's duties in such capacity, and Employee shall engage in no other full or part-time positions, consulting arrangements or any other activities detracting from Employee's employment with the Company, except as expressly provided below. In addition to Employee's other duties, Employee shall at the request of the Company serve as an officer or director of any subsidiary of the Company, with such additional compensation as may be agreed to by the parties.


      Notwithstanding the foregoing, Employee shall be entitled to continue his current relationship with Bighorn Petroleum Ltd. ("Bighorn") until no later than August 31, 2006. During the period from the effective date hereof until August 31, 2006 (the "Interim Period"), Employee is permitted to devote approximately 25% of his time to the affairs of Bighorn. From and after the end of the Interim Period through the end of the Employment Period, as defined below, Employee shall devote his full business time to his duties hereunder, but may remain as a director of Bighorn.

      2. TERM.


            2.1 Initial Term. The Company hereby employs Employee and Employee hereby accepts employment for an initial term commencing as of April 15, 2006 (the "Commencement Date") and expiring on April 14, 2008 (the "Termination Date") unless sooner terminated or extended as hereinafter provided (the "Employment Period").

            2.2 Renewal. This Agreement will automatically be renewed on the terms set forth herein (unless the parties mutually agree to other terms) for successive one year periods unless either party provides the other party notice of its intent not to renew 60 days prior to the Termination Date of the original or renewed Employment Period.

            2.3 Review of Terms. The parties shall review the provisions of this Agreement in light of Employee's performance hereunder no later than April 15, 2007.

      3. POSITION AND DUTIES. During the Employment Period, Employee shall serve as President and Chief Executive Officer of the Company, reporting directly to the Board of Directors of the Company (the "Board"), with full executive power as Chief Executive Officer of the Company, subject to supervision of the Board consistent with its fiduciary duties and obligations under laws, with duties, authorities and responsibilities commensurate with such title and office. Employee's duties shall include, but not be limited to:


            3.1 Maintain an in-depth understanding of the background, environment and performance of the Company's business;


            3.2 With identified prospects, develop appropriate relationships with decision makers;


            3.3 Perform an effective bridging role representing the investment community to the Company and its operations;

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            3.4 Develop the Company's business plans to an understanding of the investors needs and matching the Company's capabilities thereto;


            3.5 Co-ordinate appropriate service providers and propose products and services to meet the Company's needs;


            3.6 Lead the negotiation for new contracts, understanding and managing the risk for the Company within its established commercial terms and business/legal guidelines/ mandates;


            3.7 Deliver against specific financial and non-financial targets for allocated business units;


            3.8 Provide information to the Company on the latest heavy oil and regulatory developments and needs for new Strategy development;


            3.9 Understand the Company's market and obtain feedback on competitor activities; and


            3.10 Contribute to the development of the business team strategies by creating best practice and suggesting innovative/creative ideas.

      4. COMPENSATION; BENEFITS AND EXPENSES.

            4.1 Cash Component. As compensation for the services to be rendered hereunder, the Company shall pay to Employee an annual salary (the "Salary") of CDN$60,000 per annum, payable in monthly installments of CDN$5,000. The Salary shall increase to CDN$120,000, payable in monthly installments of CDN$10,000, upon the close of a public or private placements of the Company's securities resulting in gross proceeds of not less than US$50,000,000.

      In the discretion of the Board of Directors, Employee may receive bonus compensation with respect to any financings or strategic transactions introduced by Employee to the Company. No bonus compensation shall be awarded unless it is in full compliance with applicable legal and regulatory guidelines, including those of the SEC, the federal securities laws and the Nasdaq Stock Market.

      The Company shall use its commercially reasonable efforts to protect the interests of its shareholders and employees by adopting appropriate "anti-takeover" defenses.

            4.2 Benefits. Employee shall be eligible to participate in any life and health insurance and other benefit programs that the Company makes available to all its employees.

            4.3 Business Expenses. Employee will be reimbursed for reasonable business expenses actually incurred upon presentation of vouchers or other documents reasonably necessary to verify the expenditures and sufficient, in form and substance, to satisfy Internal Revenue Service requirements for such expenses.

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            4.4 Option. Simultaneously herewith Employee is entering into the
Option Agreement providing for the grant to Employee of options to purchase, after giving effect to the Stock Split, 1,000,000 shares of Common Stock for an exercise price of US$2 per share.

      5. NO COMPETITIVE ACTIVITIES; CONFIDENTIALITY; INVENTION


            5.1 General Restriction. Employee covenants and agrees that Employee will not, except on behalf of the Company, except as otherwise permitted by this Agreement, directly or indirectly, on Employee's own behalf or as a partner, officer, director, stockholder, member, employee, agent, consultant, or otherwise on behalf of any other person take any of the following actions or do any of the following things:

      (a) Competing Business. During the Employment Period (as extended by any renewals hereunder) and for a period of one year thereafter, serve as a director, employee or executive officer of a company that is engaged in the Provinces of Alberta or Saskatchewan in the business of heavy oil exploration and development.

      (b) Soliciting Customers. During the Employment Period (as extended by any renewals hereunder) and for a period of one year thereafter, attempt in any manner to solicit or accept from any customer of the Company, with whom the Company had significant contact during the Employment Period, business of the kind or competitive with the business done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services for, or have any discussions with, such customer, on behalf of such other person.

      (c) Persuading Customers. During the Employment Period (as extended by any renewals hereunder) and for a period of one year thereafter, persuade or attempt to persuade any customer of the Company to cease to do business or reduce its business with the Company or to do business of the kind or competitive with the business done by the Company with such customer with any other person.

      (d) Interfering with Other Relationships. During the Employment Period (as extended by any renewals hereunder) and for a period of one year thereafter, persuade or attempt to persuade any supplier or licensor of the Company to discontinue or reduce its business with the Company or otherwise interfere in any way with the business of the Company.

      (e) Employees. During the Employment Period (as extended by any renewals hereunder) and for a period of one year thereafter, attempt in any manner to solicit for employment, as an employee or for retainer as a consultant, or so employ or retain, any person who is then or at any time during the preceding six months was an employee of or consultant to the Company or persuade, entice or aid, or cooperate with any other person in persuading, enticing or aiding, or attempting to persuade, entice or aid, any employee of or consultant to the Company to leave the employ of the Company or to become employed as an employee or retained as a consultant by any person other than the Company.

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            5.2 Confidentiality Agreement. The Company and Employee have entered into a Non-Disclosure Agreement, dated as of April 1, 2006 (the "NDA"). The NDA is hereby incorporated in its entirety into, and is an integral part of, this Agreement

            5.3 Remedies. The parties acknowledge that the legal remedies for a breach of any of the provisions of this Section 5 will be inadequate and that such provisions may be enforced by retraining order, injunction, specific performance or other equitable relief. Such equitable remedies shall be cumulative and in addition to any other remedies which the injured party or parties may have under applicable law, equity, this Agreement or otherwise. The prevailing party shall be entitled to recover its legal fees and expenses in any action or proceeding for breach of this Section 5.

            5.4 Public Policy/Severability. The parties do not wish to impose any undue or unnecessary hardship upon Employee following Employee's departure from the Company's employment. The parties have attempted to limit the provisions of this Section 5 to achieve such a result, and the parties expressly intend that all provisions of this Section 5 be construed to achieve this result. If, contrary to the effort and intent of the parties, any covenant or other obligation contained in this Section 5 is found not to be reasonably necessary for the protection of the Company, to be unreasonable as to duration, scope or nature of restrictions, or to impose an undue hardship on Employee, then it is the desire of the parties that such covenant or obligation not to be rendered invalid thereby, but rather that the duration, scope or nature of the restrictions be deemed reduced or modified, with retroactive effect, to render such covenant or obligation reasonable, valid and enforceable. The parties further agree that in the event a court, despite the efforts and intent of the parties, declares any portion of the covenants or obligations in this Section 5 invalid, the remaining provisions of this Section 5 shall nonetheless remain valid and enforceable.

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      6. TERMINATION.

            6.1 Termination For Cause. Notwithstanding anything to the contrary in this Agreement, the Company shall have the right, subject to this Section 6, to terminate this Agreement "for cause", by giving Employee seven (7) days prior written notice to that effect, and Employee's right to further compensation and benefits hereunder, shall then immediately cease. Any termination by the Company under this paragraph "for cause" shall be without prejudice to Employee's right to receive all compensation and benefits owed to Employee through the effective date of termination. As used herein and throughout this Agreement, the term "for cause" shall mean (i) commission of a willful act of dishonesty which constitutes gross negligence in the course of Employee's duties hereunder, (ii) a material breach of this Agreement that constitutes gross negligence which is not cured within 30 days of receipt of notice thereof, (iii) a breach of Employee's representations, warrants and covenants contained herein which is not cured within 30 days of receipt of notice thereof, (iv) Employee's conviction of , or plea of no contest to, a criminal offense or crime constituting a felony or conviction in respect to any act involving fraud, dishonesty or moral turpitude resulting in detriment to Employer or reflecting upon Employer's integrity (other than traffic infractions or similar minor offenses) or (v) Employee's death or permanent disability. For purposes of this Agreement, "permanent disability" shall mean the inability of Employee to perform his duties to the Company on account of physical or mental illness for a period of three consecutive full months, or for a period of six full months during any 12-month period.

            6.2 Voluntary Termination. In the event Employee voluntarily terminates Employee's employment, Employee's right to further compensation and benefits hereunder shall then immediately cease. Any voluntary termination by Employer under this Section 6.3 shall be without prejudice to Employee's right to receive all compensation and benefits owed to Employee through the effective date of termination.



            6.3 Options. As provided in the Option Agreement, upon termination of employment hereunder for any reason all unvested Options will become immediately void and of no further effect as of the date of termination of employment. Thereafter, Employee shall have 90 days to exercise any vested Options, after which period all unexercised Options shall become void and of no further effect.

      7. REPURCHASE OF RESTRICTED STOCK. Employee hereby grants the Company the right (the "Repurchase Right") to repurchase the Restricted Stock, at any time or from time to time, for a purchase price of $0.05 per share, or an aggregate purchase price of $50,000. The Company may exercise the Repurchase Right upon written notice to Employee, accompanied by the Purchase Price therefor. At the same time as such delivery, Employee shall duly convey and transfer the Restricted Stock to the Company.

      8. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Nevada. Any action to enforce any term hereof shall be brought exclusively within the state or federal courts of Nevada to which jurisdiction and venue all parties hereby submit themselves.

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      9. BINDING EFFECT. Except as otherwise herein expressly provided, this
Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

      10. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:


If to the Company:                       Lam Liang Corp.
                                         c/o Darren R. Stevenson
                                         Suite 328, 369 Rocky Vista Park Drive
                                         Calgary, B.C. T3G 5K7
                                         Telephone:   (403) 399-2836
                                         Facsimile:    (403) [insert]

with a copy to (which copy shall not     Gottbetter & Partners, LLP
constitute notice hereunder):            488 Madison Avenue, 12th Floor
                                         New York, New York 10022
                                         Attention: Adam S. Gottbetter, Esq.
                                         Telephone:    (212) 400-6900
                                         Facsimile:     (212) 400-6901


If to Employee:                          Darren R. Stevenson
                                         Suite 328, 369 Rocky Vista Park Drive
                                         Calgary, B.C. T3G 5K7
                                         Telephone:   (403) 399-2836
                                         Facsimile:    (403) [insert]

with a copy to (which copy shall not     Palkowski and Company Barristers &
constitute notice hereunder):            Solicitors
                                         Suite 703 - 938 Howe Street
                                         Vancouver, BC, Canada V6Z 1N9
                                         Telephone:   (604) 331.4422
                                         Facsimile:     (604) 331.4466

or to such other address as a party hereto may notify the other pursuant to this Section.

      11. ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the parties hereto as may be necessary or convenient in order to effectuate this Agreement and the intents and purposes thereof.

      12. COUNTERPARTS. This Agreement and any amendments hereto may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, binding on the parties and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

      13. ENTIRE AGREEMENT. This Agreement, together with the Stock Purchase Agreement, the NDA and the Option Agreement, contains the sole and entire agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto, which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof.

      14. SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

      15. MODIFICATION. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

      16. CONTRACT HEADINGS. All headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

      17. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

      18. REPRESENTATION OF EMPLOYEE. Employee, with the full knowledge that the Company is relying thereon, represents and warrants that Employee has not made any commitment inconsistent with the provisions hereof and that employee is not under any disability which would prevent Employee from entering into this Agreement and performing all of Employee's obligations hereunder.

      19. NO CONSTRUCTION AGAINST DRAFTING PARTY. The parties agree that this Agreement was jointly negotiated and jointly drafted by the parties and their respective attorneys, and that it shall not be interpreted or construed in favor of or against any party on the ground that said party or said parties' attorney drafted this Agreement.

                            [Signature page follows]

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                  LAM LIANG CORP.

                                  By:      /s/ Darren Stevenson
                                     -------------------------------------------
                                           Name:   Darren Stevenson
                                           Office: President


                                           /s/ Darren Stevenson
                                  ----------------------------------------------
                                           DARREN R. STEVENSON